Exhibit 5.1

10700 Sikes Pl., Suite 375
Charlotte, North Carolina 28277

Telephone (704) 814-4460

March 13, 2023

cbdMD, Inc.

8845 Red Oak Boulevard

Charlotte, North Carolina 28217

Dear Mr. Kennedy:

You have advised us that cbdMD, Inc., a North Carolina corporation (the "Company") is filing with the Securities and Exchange Commission a Registration Statement on Form S-1 with respect to 13,079,394 shares of common stock, of which 117,715 shares are currently outstanding. In connection with the filing of this Registration Statement, you have requested that we furnish you with our opinion as to the legality of such shares as shall be offered by the Selling Stockholder (as defined below) pursuant to the Prospectus which is part of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement and the Prospectus.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion including, without limitation: (i) the Articles of Incorporation and Bylaws of the Company, each as amended to date; (ii) the Common Stock Purchase Agreement dated March 2, 2023, between the Company and Keystone Capital Partners, LLC, a North Carolina limited liability company (the "Selling Stockholder") (the "Stock Purchase Agreement"), and the Registration Rights Agreement dated March 2, 2023, between the Company and Investor (the "Registration Right Agreement" and together with the Stock Purchase Agreement, the "Purchase Agreement"), (iii) the resolutions adopted by the Board of Directors of the Company or authorized committees thereof (either at meetings or by unanimous written consent) authorizing the issuance and sale of the Shares pursuant to the terms of the Purchase Agreement; and (iv) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion.

In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the 12,961,679 shares of common stock issuable to the Selling Stockholder will be, when issued and paid for in accordance with terms of the Purchase Agreement, duly authorized. validly issued, fully paid and non-assessable. Additionally, the 117,715 shares of common stock which are currently outstanding and offered under the Prospectus are duly authorized, and assuming they have been paid for in accordance with the Prospectus, are validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the Business Corporation Act of the State of North Carolina (including the statutory provisions and all applicable judicial decisions interpreting those laws).

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We hereby consent to being named in the Registration Statement, to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

Yours very truly,

/s/ Gavigan Law, PLLC
GAVIGAN LAW, PLLC

2